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                                                                     EXHIBIT 5.1


                       [COOLEY GODWARD LLP LETTERHEAD]



October 16, 1996


Wild Oats Markets, Inc.
1645 Broadway
Boulder, Colorado 80302

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Wild Oats Markets, Inc, (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of up to 1,932,000 shares of the Company's Common Stock (the "Shares"), including up to 338,500 shares of Common Stock to be sold by certain stockholders of the Company.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement, (ii) reviewed the Company's Certificate of Incorporation and Bylaws, as amended and as proposed to be amended prior to the closing of the public offering, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below, and (iii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price established by the Board of Directors of the Company or the Pricing Committee thereof in accordance with Section 153 of the Delaware General Corporation Law.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.
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Wild Oats Markets, Inc.
October 16, 1996
Page Two


We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ James C. T. Linfield
    ----------------------------------
    James C. T. Linfield